EXHIBIT B

Directors and Officers

of

the Caisse de dépôt et placement du Québec.

DIRECTORS	BUSINESS ADDRESS	PRINCIPAL OCCUPATION
Pierre Brunet	Caisse de dépôt et placement du Québec 1000, place Jean-Paul-Riopelle Montreal (Quebec) H2Z 2B3	Chairman
Henri-Paul Rousseau	Caisse de dépôt et placement du Québec 1000, place Jean-Paul-Riopelle Montreal (Quebec) H2Z 2B3	President and Chief Executive Officer
Pierre Prémont	Régie des rentes du Québec 2600, boul. Laurier, bureau 546 Quebec (Quebec) G1V 4T3	President and General Manager Member of the Audit Committee
Yvan Allaire	Université du Québec à Montréal 558, Roslyn Westmount (Quebec) H3Y 2T8	Emeritus Professor of Strategy Université du Québec à Montréal Associated Professor HEC Montréal
Bernard Bonin		Economist-Adviser Former Senior Deputy Governor Bank of Canada
Claudette Carbonneau	Confédération des syndicats nationaux 1601, Delorimier Montreal (Quebec) H2K 4M5	President Member of the Audit Commitee
Steven M. Cummings	Waxwell Cummings & Sons Holdings Limited 4115, Sherbrooke West, Suite 600 Westmount (Quebec) H3Z 1B1	President and Chief Executive Officer
Alban D'Amours	Mouvement des caisses Desjardins 100, Commandeurs Avenue Lévis (Quebec) G6V 7N5	President and Chief Executive Officer Member of the Risk Management Committee

DIRECTORS	BUSINESS ADDRESS	PRINCIPAL OCCUPATION
Sylvie Dillard	Fonds québécois de la recherche sur la nature et les technologies 140, East Grande-Allée, Suite 450 Quebec (Quebec) G1R 5M8	President and Chief Executive Officer Member of the Human Resources Committee
Louise Charette	Commission de la construction du Québec 3530, West Jean-Talon Street Montreal (Quebec) H3R 2G3	Chairman, Investment Committee, and Executive Director General, Administration and Finance Member of the Risk Management Committee
Claude Garcia		Corporate Director Member of the Audit Committee
Henri Massé	Fédération des travailleurs et travailleuses du Québec 545, Crémazie Blvd East Montreal, (Quebec) H2M 2V1	President Member of the Risk Management Committee
A. Michel Lavigne		Corporate Director Member of the Audit Committee
Duc Vu	Commission administrative des régimes de retraite et d'assurances 475, St-Amable Quebec (Quebec) G1R 5X3	President Member of the Audit Committee
John T. Wall	Capital Markets Advisors, inc.	Chairman and former President of NASDAQ

OFFICERS	BUSINESS ADDRESS	PRINCIPAL OCCUPATION
Henri-Paul Rousseau	Caisse de dépôt et placement du Québec 1000, place Jean-Paul-Riopelle Montreal (Quebec) H2Z 2B3	President and Chief Executive Officer
François Grenier	Same	Executive Vice-President, Equity Markets
Denis Senécal	Same	Executive Vice-President, Fixed Income
Christian Pestre	Same	Executive Vice-President, Absolute Return
Normand Provost	Same	Executive Vice-President, Private Equity
Michel Malo	Same	Executive Vice-President, Investment Analysis and Optimization
Suzanne Masson	Same	Executive Vice-President Corporate Affairs and Secretary

OFFICERS	BUSINESS ADDRESS	PRINCIPAL OCCUPATION
Fernand Perreault	Same	Executive Vice-President, CDP Group- President CDP Real Estate
Richard Guay	Same	Executive Vice-President, Risk Management and Depositors' Accounts Management
Ghislain Parent	Same	Executive Vice-President, Finance, Treasury and Strategic Initiatives
Robert Desnoyers	Same	Executive Vice-President, Human Resources and Organisational Development
VP Pham	Same	Executive Vice-President, Information Technology and Investments Administration
Claude Bergeron	Same	Senior Vice-President, Legal Affairs Assistant Corporate Secretary
Ève Giard	Same	Assistant Corporate Secretary

Director and Officers

of

CaPITAL TECHNOLOGIES CDPQ INC.

DIRECTOR	BUSINESS ADDRESS	PRINCIPAL OCCUPATION
Normand Provost	Caisse de dépôt et placement du Québec 1000, place Jean-Paul-Riopelle Montreal (Quebec) H2Z 2B3	President

OFFICERS	BUSINESS ADDRESS	PRINCIPAL OCCUPATION
Normand Provost	Caisse de dépôt et placement du Québec 1000, place Jean-Paul-Riopelle Montreal (Quebec) H2Z 2B3	President
Ève Giard	Same	Corporate Secretary